UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2009

Local Insight Regatta Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-152302	20-8046735
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

188 Inverness Drive West, Suite 800 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

303-867-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2009, Local Insight Regatta Holdings, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the three and nine month periods ended September 30, 2009. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. The press release contains certain non-GAAP financial measures for the periods set forth therein, including EBITDA, EBITDA-as adjusted, revenue-as adjusted, EBITDA-as adjusted margin and unlevered free cash flow. EBITDA is net income (loss) before interest, income taxes, depreciation and amortization. EBITDA-as adjusted is net income (loss) before interest, income taxes, depreciation and amortization, purchase accounting adjustments, other non-cash items and certain non-recurring restructuring costs. Revenue-as adjusted is revenue plus pro forma adjustments for non-cash items. EBITDA-as adjusted margin is EBITDA-as adjusted divided by revenue-as adjusted. Unlevered free cash flow is EBITDA-as adjusted, less non-cash and non-recurring items and less property and equipment, net additions. The most directly comparable GAAP financial measure of revenue-as adjusted is revenue and for the other non-GAAP financial measures is net loss. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included in the press release.

None of the contents of this Form 8-K are incorporated by reference into any registration statement or report of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

99.1	Press Release issued November 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant, Local Insight Regatta Holdings, Inc., has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 12, 2009

LOCAL INSIGHT REGATTA HOLDINGS, INC.

By:	/s/ JOHN S. FISCHER
Name:	John S. Fischer
Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued November 12, 2009

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